EXHIBIT 99.1

First Niagara Reports Second Quarter 2014 Results

Second Quarter Highlights:

  Earnings of $0.19 per diluted share
  Revenues increased 1.5% QOQ
    Noninterest income improved 5% QOQ driven by seasonal increases in various categories
    Net interest income stable as balance sheet growth was offset by margin compression
  Organic loan growth continues, with average loans up 7% annualized QOQ
    Average commercial business and real estate loans increased 8% QOQ
    Momentum in average indirect auto loans continues with $137 million increase
  Transactional deposits up 12% QOQ driven by higher customer balances and account acquisitions
    Noninterest-bearing and interest-bearing checking deposit balances increased 18% and 7% QOQ
    Transactional deposits averaged 36% of deposits, up from 34% a year-ago
  Strong credit quality maintained
    NCOs decreased six basis points QOQ to 0.30% of average originated loans

BUFFALO, N.Y., July 25, 2014 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today reported second quarter results, highlighted by continued balance sheet growth, consistent credit quality and sequential noninterest income growth.

"During the second quarter, we continued to deliver strong day-to-day execution in each of our business lines, as evidenced in particular by our strong loan growth, while at the same time advancing our previously announced Strategic Investment Plan to better position First Niagara for superior financial performance," said Gary M. Crosby, President and Chief Executive Officer. "A significant portion of our investments are focused on improving the customer experience by enhancing our product and service offerings and enabling customers to bank seamlessly with us across our branch network as well as digital and other self-service channels. We are on-time and on-budget so far and we have the right resources, people, skills and oversight in place to effectively execute on our strategy to deliver long term value to our shareholders."

"In the second quarter of 2014, average loans increased 7% annualized led by 8% growth in average commercial loans and a 5% increase in average consumer loan balances," said Gregory W. Norwood, Chief Financial Officer. "Fee income rebounded from typical seasonal lows experienced in the first quarter as mortgage banking, insurance commissions, and merchant and card fees experienced sequential growth. As expected, operating expenses increased modestly from the prior quarter."

Second Quarter Results

In the second quarter of 2014, First Niagara reported net income available to common shareholders of $66.2 million, or $0.19 per diluted share. In the first quarter of 2014, First Niagara reported net income available to common shareholders of $51.9 million, or $0.15 per diluted share, which included $8.3 million in after-tax restructuring and severance expenses, or $0.02 per diluted share, incurred primarily in connection with the previously announced branch staffing realignment and consolidation of certain branches completed earlier this year. For the second quarter of 2013, net income available to common shareholders was $63.6 million, or $0.18 per diluted share.

Balance sheet growth remained strong as average loans increased 7% annualized compared to the prior quarter. Average commercial business and real estate loans increased 8% annualized over the prior quarter, while average consumer loans increased 5% annualized driven by continued growth in indirect auto loan balances. Average transactional deposit balances, which include interest-bearing and noninterest bearing checking accounts, increased 12% over the prior year quarter and currently represent 36% of the company's deposit balances, up from 34% a year ago.

Operating revenues increased by $5 million or 1.5% in the second quarter of 2014 compared to the prior quarter. Net interest income increased $1 million in the second quarter compared to the prior quarter driven by the benefits of a 6% annualized increase in average earning assets and an extra day in the quarter which were partially offset by a decrease in net interest margin. Net interest margin was 3.26%, as compared to 3.33% in the first quarter of 2014. Noninterest income improved $4 million or 5% from the prior quarter primarily due to increases in insurance commissions, merchant and card fees, and mortgage banking.

The provision for loan losses on originated loans totaled $22.1 million in the second quarter of 2014, including $8.8 million of additions to the loan loss reserve to support organic loan growth and $13.2 million to cover net charge-offs during the quarter. Net charge-offs equaled 0.30% of average originated loans, a decrease of six basis points from 0.36% in the first quarter. At June 30, 2014, nonperforming originated loans comprised 0.86% of originated loans, compared to 0.82% at the end of the prior quarter.

Operating expenses for second quarter of 2014 were $244 million, a decrease of $5 million from the prior quarter, which included $10 million in restructuring expenses primarily related to branch staffing realignment and consolidation of branches. Excluding the restructuring expenses in the prior quarter, the increase was driven by volume-related growth, increased marketing spend, higher FDIC premiums, legal expenses, as well as depreciation, personnel and consulting expenses related to the previously announced strategic investment plan.

Operating Results (Non-GAAP)	Q2 2014	Q1 2014	Q2 2013
Net interest income	$ 271.8	$ 270.7	$ 269.4
Provision for credit losses	22.8	24.8	25.2
Noninterest income	80.9	76.7	95.5
Noninterest expense	244.1	238.4	235.2
Operating net income	73.8	67.8	71.1
Preferred stock dividend	7.5	7.5	7.5
Operating net income available to common shareholders	$ 66.2	$ 60.2	$ 63.6
Weighted average diluted shares outstanding	351.5	351.4	350.4
Operating earnings per diluted share	$ 0.19	$ 0.17	$ 0.18
Reported Results (GAAP)
Operating net income before non-operating items	$ 73.8	$ 67.8	$ 71.1
Non-operating expenses (a)	--	8.3	--
Net income	73.8	59.4	71.1
Preferred stock dividend	7.5	7.5	7.5
Net income available to common shareholders	$ 66.2	$ 51.9	$ 63.6
Weighted average diluted shares outstanding	351.5	351.4	350.4
Earnings per diluted share	$ 0.19	$ 0.15	$ 0.18

All amounts in millions except earnings per diluted share.
(a) Restructuring charges primarily related to branch realignment and consolidations, net of taxes.

Loans

Average total loans increased 7% annualized from the prior quarter, driven by continued growth in the company's commercial lending, indirect auto and home equity portfolios.

Average commercial loans, which include commercial business (C&I) and commercial real estate (CRE) loans, increased to $13.5 billion, or an 8% annualized increase from the prior quarter. Commercial & Industrial (C&I) loans averaged $5.6 billion, or an 11% annualized increase over the prior quarter. Average CRE loans increased 5% annualized to $7.9 billion. Compared to the first quarter of 2014, double-digit increases in average loans in the company's Western Pennsylvania and Tri-State markets contributed to more than half the increase in average commercial loans.

Average indirect auto loan balances increased $137 million to $1.8 billion. During the second quarter, indirect auto originations totaled $368 million at an average customer FICO score of 763 and yielded 2.88%, net of dealer reserve. Average residential real estate loans declined by $55 million, or 6% annualized. Home equity balances increased 6% annualized from the prior quarter reflecting the benefits of promotional and cross-sell campaigns.

Deposits

The company's focus remains on efforts to grow its core deposit customer base, re-position its account mix and introduce new products and services that further enhance its value proposition to customers. Recent investments in mobile banking and remote deposit capture have further enhanced customers' ability to transact in the delivery channel of their choice while at the same time lowering the company's cost to acquire and serve such customers. Current and anticipated investments as part of the company's strategic investment plan in new digital features and functionalities such as online account opening will further enhance customers' ability to seamlessly transact across all delivery channels.

Average transactional deposit balances, which include interest-bearing and noninterest bearing checking accounts, increased an annualized 12% over the prior quarter and currently represent 36% of the company's deposit balances, up from 34% a year ago. The average cost of interest-bearing deposits of 0.24% was one basis point higher than the prior quarter.

Average noninterest-bearing checking deposit balances increased 18% annualized compared to the prior quarter, driven by seasonal strength in commercial account balances. Interest-bearing checking balances averaged $4.8 billion and increased 7% annualized from the prior quarter driven by recent promotional campaigns and resulting strength in checking account sales, particularly in the company's New York market.

Money market balances increased 3% reflecting early results of a promotional deposit campaign. Average time deposits increased 36% annualized driven by brokered deposit growth.

Net Interest Income

Second quarter 2014 net interest income increased $1.1 million from the prior quarter to $271.8 million. The benefits of a 6% annualized increase in average earning assets were partially offset by a seven basis point decline in the net interest margin. Growth in average earning assets reflected continued strong loan growth, particularly commercial loans and indirect auto loans. Average investment securities increased modestly from the prior quarter.

The seven basis point decrease in net interest margin in the second quarter of 2014 reflected continued compression of commercial and consumer loan yields from prepayments and reinvestments at current market rates and to a lesser extent, the impact of one additional day in the quarter.

In the second quarter, premium amortization on the Residential Mortgage Backed Securities (RMBS) portfolio was $5 million. There were no retroactive adjustments in the second quarter related to prepayment speeds on the RMBS portfolio. The premium amortization on the RMBS portfolio in the first quarter of 2014 was $4 million, which included a $1 million retroactive reduction to reflect updated lowering of estimates of future prepayment speeds.

Credit Quality

At June 30, 2014, the allowance for loan losses was $223.5 million, compared to $215.0 million at March 31, 2014. Nonperforming assets to total assets were 0.55%, up three basis points from the prior quarter, driven by an increase in nonperforming originated loans.

Information for both the originated and acquired portfolios follows.

	Q2 2014			Q1 2014
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 22.1	$ 0.3	$ 22.4	$ 21.2	$ 3.2	$ 24.4
Net charge-offs	13.2	0.7	13.9	15.6	3.0	18.6
NCOs/ Avg Loans	0.30%	0.06%	0.25%	0.36%	0.28%	0.34%
Total loans**	$ 18,196	$ 4,255	$ 22,346	$ 17,389	$ 4,476	$ 21,751
(*) Excludes provision for unfunded commitments of $0.4 million each in 2Q14 and 1Q14
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $22.1 million, compared to $21.2 million in the prior quarter. This provision included $8.8 million of additions to the loan loss reserve to support organic loan growth during the quarter compared to $5.5 million in the prior quarter. Net charge-offs equaled $13.2 million or 30 basis points of average originated loans in the second quarter of 2014, compared to $15.6 million or 36 basis points in the prior quarter.

At June 30, 2014, nonperforming originated loans comprised 0.86% of originated loans, compared to 0.82% at March 31, 2014. The increase was driven primarily by the transfer of two commercial credits to nonaccrual status.

At June 30, 2014, the allowance for loan losses on originated loans totaled $219.7 million or 1.21% of such loans, compared to $210.8 million or 1.21% of such loans at March 31, 2014.

Acquired loans

The provision for losses on acquired loans totaled $0.3 million, down from $3.2 million in the prior quarter. Net charge-offs on those portfolios totaled $0.7 million during the quarter, compared to $3.0 million in the prior period. At June 30, 2014, the allowance for loan losses on acquired loans totaled $3.8 million, compared to $4.2 million at March 31, 2014. Acquired nonperforming loans totaled $32.5 million, compared to $30.6 million at the end of the prior quarter. At June 30, 2014, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $105 million.

Fee Income

Second quarter 2014 noninterest income of $80.9 million increased 5% or $4.1 million compared to the prior quarter driven primarily by increases in mortgage banking revenues, insurance commissions, and merchant and card fees. These seasonal increases were partially offset by decreases in capital markets income and bank owned life insurance.

Mortgage banking revenues improved $1.8 million from the first quarter of 2014, driven by higher gain-on-sale revenues from increased locked mortgage volumes. Consistent with seasonal patterns, insurance commissions increased $1.7 million. Merchant and card fees increased $1.3 million from the prior quarter and were driven by seasonally greater debit and credit card purchase volume activity. Other fee income increased $1.6 million from the prior quarter and was driven by higher investment income. Offsetting these increases, capital markets revenue decreased $0.7 million from the first quarter reflecting lower syndication income. Bank owned life insurance income declined by $2.3 million reflecting normalization from elevated first quarter 2014 levels.

Noninterest Expense

Second quarter noninterest expenses were $244.1 million. Excluding a $10.4 million restructuring charge incurred in the first quarter, operating expenses increased $5.7 million or 2% sequentially. Salaries and benefits expenses were essentially flat compared to the first quarter as lower medical expenses were offset by higher employee headcount. Occupancy and equipment expense increased $0.7 million and was driven by an accelerated write-off of certain leasehold improvements. Technology and communications expense increased $0.8 million from the prior quarter primarily reflecting higher depreciation expenses partially offset by lower technology vendor costs. Marketing and advertising expenses increased $1.1 million from the prior quarter reflecting promotional deposit campaigns. Professional services expenses increased $1.1 million from the prior quarter and reflected higher legal expenses as well as consulting fees incurred in connection with the company's strategic investment plan. The increase in FDIC premium expense reflects the impact of higher construction loan balances which carry a higher assessment.

In the second quarter of 2014, the operating efficiency ratio was 69.2% compared to 68.6% in the prior quarter.

Capital

At June 30, 2014, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.5% and 7.9% respectively. The company remains well above current regulatory guidelines for well-capitalized institutions.

Effective Tax Rate

In the second quarter of 2014, the company's effective tax rate declined to 14.0% from 19.6% in the prior quarter reflecting the receipt of state tax credits from prior years.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 410 branches, $39 billion in assets, $27 billion in deposits, and 5,900 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 10:00 a.m. Eastern Time on Friday, July 25, 2014 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-800-857-5166 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until September 1, 2014 by dialing 1-888-568-0543, passcode: 5142.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) execution risk associated with the announced investment plan.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2014		2013				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013

Interest income:
Loans and leases	$ 210,218	$ 209,644	$ 213,778	$ 214,746	$ 209,970	$ 206,640	$ 419,862	$ 416,610
Investment securities and other	91,566	90,421	96,020	91,996	88,110	88,961	181,987	177,071
Total interest income	301,784	300,065	309,798	306,742	298,080	295,601	601,849	593,681

Interest expense:
Deposits	13,183	12,236	12,941	12,931	12,967	14,277	25,419	27,244
Borrowings	16,789	17,082	16,579	16,271	15,670	15,194	33,871	30,864
Total interest expense	29,972	29,318	29,520	29,202	28,637	29,471	59,290	58,108

Net interest income	271,812	270,747	280,278	277,540	269,443	266,130	542,559	535,573
Provision for credit losses	22,800	24,800	32,000	27,600	25,200	20,200	47,600	45,400
Net interest income after provision	249,012	245,947	248,278	249,940	244,243	245,930	494,959	490,173

Noninterest income:
Deposit service charges	23,733	23,356	25,726	27,115	26,482	24,800	47,089	51,282
Insurance commissions	17,343	15,691	15,431	17,854	17,692	16,355	33,034	34,047
Merchant and card fees	12,834	11,504	12,567	12,464	12,380	11,298	24,338	23,678
Wealth management services	15,949	15,587	15,441	15,189	14,945	12,845	31,536	27,790
Mortgage banking	5,241	3,396	2,754	2,268	6,882	6,424	8,637	13,306
Capital markets income	2,917	3,623	6,310	5,058	5,002	6,031	6,540	11,033
Lending and leasing	4,680	4,732	4,140	4,886	4,534	3,906	9,412	8,440
Bank owned life insurance	3,145	5,405	6,027	3,725	3,321	3,467	8,550	6,788
Other income	(4,985)	(6,570)	916	2,863	4,308	4,186	(11,555)	8,494
Total noninterest income	80,857	76,724	89,312	91,422	95,546	89,312	157,581	184,858

Noninterest expense:
Salaries and employee benefits	117,728	117,940	113,754	115,034	116,305	115,790	235,668	232,095
Occupancy and equipment	28,553	27,876	27,420	26,582	28,506	28,045	56,429	56,551
Technology and communications	31,140	30,345	29,483	28,999	29,603	27,113	61,485	56,716
Marketing and advertising	8,439	7,364	4,879	5,822	5,450	4,346	15,803	9,796
Professional services	13,029	11,923	9,314	9,820	9,782	9,603	24,952	19,385
Amortization of intangibles	6,790	7,509	7,562	7,702	10,850	14,119	14,299	24,969
Federal deposit insurance premiums	9,756	8,855	7,431	9,351	9,348	8,901	18,611	18,249
Restructuring charges	--	10,356	--	--	--	--	10,356	--
Other expense	28,680	26,568	27,305	27,883	25,326	29,749	55,248	55,075
Total noninterest expense	244,115	248,736	227,148	231,193	235,170	237,666	492,851	472,836

Income before income tax	85,754	73,935	110,442	110,169	104,619	97,576	159,689	202,195
Income tax expense	11,969	14,491	32,752	31,026	33,485	30,291	26,460	63,776
Net income	73,785	59,444	77,690	79,143	71,134	67,285	133,229	138,419
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	15,094	15,094
Net income available to common stockholders	$ 66,238	$ 51,897	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 118,135	$ 123,325

Financial Ratios:
Earnings per basic share	$ 0.19	$ 0.15	$ 0.20	$ 0.20	$ 0.18	$ 0.17	$ 0.34	$ 0.35
Earnings per diluted share	0.19	0.15	0.20	0.20	0.18	0.17	0.34	0.35
Weighted average shares outstanding - basic(1)	350,229	349,906	349,718	349,653	349,542	349,278	350,068	349,411
Weighted average shares outstanding - diluted(1)	351,541	351,408	350,699	350,896	350,384	349,999	351,448	350,150
Net revenue(2)	$ 352,669	$ 347,471	$ 369,590	$ 368,962	$ 364,989	$ 355,442	$ 700,140	$ 720,431
Noninterest income as a percentage of net revenue(2)	22.93%	22.08%	24.17%	24.78%	26.18%	25.13%	22.51%	25.66%
Pre-tax, pre-provision income(3)	$ 108,554	$ 98,735	$ 142,442	$ 137,769	$ 129,819	$ 117,776	$ 207,289	$ 247,595
Pre-tax, pre-provision income per diluted share(3)	$ 0.31	$ 0.28	$ 0.41	$ 0.39	$ 0.37	$ 0.34	$ 0.59	$ 0.71
Pre-tax, pre-provision return on average assets(3)	1.14%	1.06%	1.51%	1.47%	1.41%	1.30%	1.10%	1.35%
Net interest margin(4)	3.26%	3.33%	3.41%	3.40%	3.36%	3.39%	3.30%	3.38%
Interest yield on average loans(4)	3.89%	3.98%	4.04%	4.14%	4.19%	4.25%	3.94%	4.21%
Rate paid on interest-bearing liabilities	0.44%	0.44%	0.43%	0.43%	0.43%	0.44%	0.44%	0.44%
Efficiency ratio	69.22%	71.58%	61.46%	62.66%	64.43%	66.86%	70.39%	65.63%
Expenses as a percentage of average loans and deposits	1.97%	2.06%	1.89%	1.94%	1.98%	2.01%	2.03%	2.01%
Effective tax rate	14.0%	19.6%	29.7%	28.2%	32.0%	31.0%	16.6%	31.5%
Return on average assets(5)	0.77%	0.64%	0.82%	0.85%	0.77%	0.74%	0.71%	0.76%
Return on average equity(5)	5.84%	4.79%	6.18%	6.37%	5.72%	5.50%	5.32%	5.61%
Return on average tangible equity(3)(5)	11.68%	9.66%	12.64%	13.20%	11.75%	11.62%	10.69%	11.69%
Return on average common equity	5.62%	4.48%	5.99%	6.18%	5.48%	5.24%	5.06%	5.36%
Return on average tangible common equity(3)	12.10%	9.76%	13.25%	13.92%	12.21%	12.05%	10.95%	12.13%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2014		2013
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Cash and cash equivalents	$ 557,423	$ 503,070	$ 462,927	$ 558,086	$ 552,210	$ 424,176
Investment securities:
Available for sale	6,683,914	7,060,237	7,423,162	7,609,676	7,916,353	7,876,160
Held to maturity	4,834,279	4,467,213	4,042,481	3,841,700	3,856,960	4,218,687
FHLB and FRB common stock	434,322	437,550	469,217	437,534	429,740	401,373
Total investment securities	11,952,515	11,965,000	11,934,860	11,888,910	12,203,053	12,496,220
Loans held for sale	45,446	34,465	50,137	80,468	118,104	126,389
Loans and leases:
Commercial:
Real estate	7,940,977	7,867,724	7,777,903	7,697,407	7,482,375	7,295,544
Business	5,741,684	5,470,177	5,290,392	5,204,672	5,165,606	5,044,738
Total commercial loans	13,682,661	13,337,901	13,068,295	12,902,079	12,647,981	12,340,282
Consumer:
Residential real estate	3,358,347	3,389,071	3,447,997	3,519,233	3,558,274	3,614,912
Home equity	2,835,421	2,767,024	2,752,229	2,706,603	2,670,672	2,646,645
Indirect auto	1,871,688	1,655,489	1,543,983	1,339,449	1,049,763	818,401
Credit cards	311,640	305,663	325,140	311,600	303,455	298,310
Other consumer	286,062	295,692	302,009	310,107	313,037	316,669
Total consumer loans	8,663,158	8,412,939	8,371,358	8,186,992	7,895,201	7,694,937
Total loans and leases	22,345,819	21,750,840	21,439,653	21,089,071	20,543,182	20,035,219
Allowance for loan losses	223,526	215,037	209,274	197,953	183,708	172,002
Loans and leases, net	22,122,293	21,535,803	21,230,379	20,891,118	20,359,474	19,863,217
Bank owned life insurance	420,230	417,031	415,205	413,555	410,182	407,419
Goodwill and other intangibles	2,528,481	2,535,271	2,542,783	2,549,931	2,557,560	2,567,681
Other assets	998,364	999,804	992,071	958,473	949,144	959,459
Total assets	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541	$ 37,149,727	$ 36,844,561

Deposits:
Savings accounts	$ 3,626,750	$ 3,664,765	$ 3,666,759	$ 3,695,221	$ 3,878,053	$ 3,915,836
Interest-bearing checking	4,743,684	4,929,302	4,743,829	4,637,807	4,499,963	4,534,444
Money market deposits	9,834,344	10,106,569	9,739,539	9,905,341	10,013,996	10,493,243
Noninterest-bearing deposits	5,284,037	5,101,681	4,865,873	4,968,501	4,845,835	4,803,835
Certificates of deposit	3,955,754	3,795,438	3,649,257	3,762,132	3,911,989	3,985,702
Total deposits	27,444,569	27,597,755	26,665,257	26,969,002	27,149,836	27,733,060

Short-term borrowings	4,890,343	4,137,496	4,822,222	4,169,416	3,698,279	2,928,929
Long-term borrowings	733,337	733,384	733,883	732,547	732,598	732,510
Other liabilities	477,685	495,590	413,647	531,379	666,270	503,389
Total liabilities	33,545,934	32,964,225	32,635,009	32,402,344	32,246,983	31,897,888
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	4,740,816	4,688,217	4,655,351	4,600,195	4,564,742	4,608,671
Total stockholders' equity	5,078,818	5,026,219	4,993,353	4,938,197	4,902,744	4,946,673
Total liabilities and stockholders' equity	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541	$ 37,149,727	$ 36,844,561

Selected balance sheet information:
Total interest-earning assets(1)	$ 34,305,451	$ 33,684,828	$ 33,396,058	$ 33,039,023	$ 32,906,363	$ 32,524,313
Total interest-bearing liabilities	27,784,211	27,366,955	27,355,489	26,902,465	26,734,878	26,590,664
Net interest-earning assets	$ 6,521,240	$ 6,317,873	$ 6,040,569	$ 6,136,558	$ 6,171,485	$ 5,933,649

Tangible common equity(2)	$ 2,212,335	$ 2,152,946	$ 2,112,568	$ 2,050,264	$ 2,007,182	$ 2,040,990
Unrealized gain on available for sale securities, net of tax(3)	86,244	72,579	63,930	76,686	83,898	160,942

Total core deposits	$ 23,488,815	$ 23,802,317	$ 23,016,000	$ 23,206,870	$ 23,237,847	$ 23,747,358

Originated loans(4)	$ 18,196,302	$ 17,388,542	$ 16,922,161	$ 16,211,505	$ 15,102,336	$ 14,100,190
Acquired loans(5)	4,254,750	4,475,593	4,642,775	5,006,753	5,581,651	6,083,912
Credit related discount on acquired loans(6)	(105,233)	(113,295)	(125,283)	(129,187)	(140,805)	(148,883)
Total Loans	$ 22,345,819	$ 21,750,840	$ 21,439,653	$ 21,089,071	$ 20,543,182	$ 20,035,219

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(6) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Six months ended
	June 30, 2014			March 31, 2014			June 30, 2013			June 30, 2014			June 30, 2013
	Average Balances	Interest (1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)(2)
Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 7,899	$ 75	3.77%	$ 7,801	$ 76	3.89%	$ 7,376	$ 79	4.22%	$ 7,850	$ 151	3.83%	$ 7,278	$ 155	4.23%
Business	5,564	50	3.56	5,413	48	3.56	5,112	47	3.66	5,489	98	3.56	5,056	94	3.70
Total commercial loans	13,463	125	3.68	13,214	124	3.76	12,488	126	3.99	13,339	249	3.72	12,334	249	4.02
Consumer:
Residential real estate	3,361	32	3.80	3,416	33	3.88	3,570	35	3.94	3,389	65	3.84	3,631	72	3.98
Home equity	2,800	28	4.06	2,756	28	4.12	2,661	28	4.25	2,778	56	4.09	2,654	56	4.27
Indirect auto	1,750	12	2.85	1,613	12	2.93	927	7	3.18	1,682	24	2.89	820	13	3.23
Credit cards	308	9	11.44	314	9	11.64	302	8	10.96	311	18	11.54	303	16	10.68
Other consumer	291	6	8.53	300	6	8.64	313	7	8.42	295	13	8.59	320	13	8.29
Total consumer loans	8,510	88	4.13	8,399	88	4.26	7,773	86	4.41	8,455	176	4.20	7,728	171	4.45
Total loans and leases	21,973	213	3.89	21,613	212	3.98	20,261	212	4.19	21,794	425	3.94	20,062	419	4.21
Residential MBS	6,097	41	2.67	5,689	39	2.75	5,496	33	2.40	5,895	80	2.71	5,492	67	2.45
Commercial MBS	1,608	14	3.45	1,697	14	3.28	1,881	16	3.44	1,652	28	3.36	1,898	34	3.61
Other investment securities (3)	4,159	38	3.69	4,388	39	3.55	4,833	41	3.37	4,272	77	3.62	4,827	79	3.28
Total securities, at amortized cost	11,864	93	3.13	11,774	92	3.12	12,210	90	2.94	11,819	185	3.13	12,217	181	2.96
Money market and other investments	165	1	1.27	125	1	1.64	171	1	1.85	145	1	1.43	206	2	1.53
Total interest-earning assets	34,002	$ 307	3.62%	33,512	$ 305	3.69%	32,642	$ 302	3.71%	33,758	$ 611	3.65%	32,485	$ 602	3.74%
Goodwill and other intangibles	2,532			2,539			2,561			2,535			2,585
Other noninterest-earning assets	1,678			1,697			1,780			1,688			1,826

Total assets	$ 38,212			$ 37,748			$ 36,983			$ 37,981			$ 36,896

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,654	$ 1	0.09%	$ 3,631	$ 1	0.08%	$ 3,897	$ 1	0.11%	$ 3,643	$ 2	0.08%	$ 3,896	$ 2	0.11%
Interest-bearing checking	4,820	--	0.03	4,735	--	0.03	4,504	--	0.04	4,778	1	0.03	4,442	1	0.05
Money market deposits	9,971	5	0.22	9,887	5	0.20	10,178	5	0.20	9,929	10	0.21	10,409	11	0.21
Certificates of deposit	3,971	7	0.66	3,647	6	0.70	3,902	6	0.66	3,810	13	0.68	3,991	13	0.66
Total interest bearing deposits	22,416	13	0.24%	21,900	12	0.23%	22,481	13	0.23%	22,160	25	0.23%	22,738	27	0.24%
Borrowings
Short-term borrowings	4,410	5	0.43%	4,642	5	0.44%	3,536	4	0.41%	4,525	10	0.43%	3,345	7	0.40%
Long-term borrowings	733	12	6.62	734	12	6.69	733	12	6.62	733	24	6.65	731	24	6.67
Total borrowings	5,143	17	1.31	5,376	17	1.29	4,269	16	1.47	5,258	34	1.30	4,076	31	1.53
Total interest-bearing liabilities	27,559	$ 30	0.44%	27,276	$ 29	0.44%	26,750	$ 29	0.43%	27,418	$ 59	0.44%	26,814	$ 58	0.44%
Noninterest-bearing deposits	5,077			4,864			4,711			4,971			4,591
Other noninterest-bearing liabilities	511			574			533			542			517
Total liabilities	33,147			32,714			31,994			32,931			31,922
Total stockholders' equity	5,065			5,034			4,989			5,050			4,974
Total liabilities and stockholders' equity	$ 38,212			$ 37,748			$ 36,983			$ 37,981			$ 36,896

Net interest income (FTE)		$ 277			$ 275			$ 274			$ 552			$ 544
Taxable Equivalent Adjustment(1)		5			4			5			9			8

Total core deposits	$ 23,522	$ 6	0.11%	$ 23,117	$ 6	0.10%	$ 23,290	$ 6	0.11%	$ 23,321	$ 13	0.11%	$ 23,338	$ 14	0.12%
Total transactional deposits	9,897	--	0.01%	9,599	--	0.02%	9,215	--	0.02%	9,749	1	0.02%	9,033	1	0.02%
Total deposits	27,493	13	0.19%	26,764	12	0.19%	27,192	13	0.19%	27,131	25	0.19%	27,329	27	0.20%

Tax equivalent net interest rate spread(2)			3.18%			3.25%			3.28%			3.21%			3.30%
Tax equivalent net interest rate margin(2)			3.26%			3.33%			3.36%			3.30%			3.38%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Includes nonaccrual loans.
(3) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2014		2013				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Beginning balance	$ 215,037	$ 209,274	$ 197,953	$ 183,708	$ 172,002	$ 162,522	$ 209,274	$ 162,522
Net loan (charge-offs) recoveries:
Commercial real estate	$ (4,885)	$ 905	$ (5,764)	$ 1,013	$ (2,817)	$ (2,121)	$ (3,980)	$ (4,938)
Commercial business	(1,795)	(9,138)	(6,382)	(9,694)	(7,175)	(4,902)	(10,933)	(12,077)
Residential real estate	(352)	(174)	(168)	(137)	(291)	(427)	(526)	(718)
Home equity	(1,294)	(3,045)	(1,528)	(322)	(905)	(613)	(4,339)	(1,518)
Indirect auto	(1,455)	(2,086)	(1,215)	(692)	(552)	(252)	(3,541)	(804)
Credit cards	(2,930)	(3,044)	(3,082)	(1,300)	(194)	(204)	(5,974)	(398)
Other consumer	(1,200)	(2,055)	(2,140)	(1,823)	(1,160)	(1,801)	(3,255)	(2,961)
Total net loan charge-offs	$ (13,911)	$ (18,637)	$ (20,279)	$ (12,955)	$ (13,094)	$ (10,320)	$ (32,548)	$ (23,414)
Provision for loan losses	22,400	24,400	31,600	27,200	24,800	19,800	46,800	44,600
Ending balance	$ 223,526	$ 215,037	$ 209,274	$ 197,953	$ 183,708	$ 172,002	$ 223,526	$ 183,708

Supplemental information
Allowance to loans	1.00%	0.99%	0.98%	0.94%	0.89%	0.86%	1.00%	0.89%
Allowance for originated loans to originated loans(1)	1.21%	1.21%	1.21%	1.20%	1.21%	1.21%	1.21%	1.21%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.25%	(0.05)%	0.30%	(0.05)%	0.15%	0.12%	0.10%	0.14%
Commercial business	0.13%	0.68%	0.49%	0.75%	0.56%	0.39%	0.40%	0.48%
Total commercial loans	0.20%	0.25%	0.38%	0.27%	0.32%	0.23%	0.22%	0.28%
Residential real estate	0.04%	0.02%	0.02%	0.02%	0.03%	0.05%	0.03%	0.04%
Home equity	0.18%	0.44%	0.22%	0.05%	0.14%	0.09%	0.31%	0.11%
Indirect auto	0.33%	0.52%	0.33%	0.23%	0.23%	0.15%	0.42%	0.20%
Credit cards	3.80%	3.88%	3.93%	1.68%	0.26%	0.27%	3.84%	0.26%
Other consumer	1.65%	2.74%	2.79%	2.01%	0.88%	1.27%	2.20%	1.85%
Total consumer loans	0.34%	0.50%	0.40%	0.22%	0.16%	0.17%	0.42%	0.17%
Total loans	0.25%	0.34%	0.38%	0.25%	0.26%	0.21%	0.30%	0.23%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.29%	(0.11)%	0.24%	(0.07)%	0.14%	0.10%	0.09%	0.12%
Commercial business	0.14%	0.73%	0.53%	0.83%	0.64%	0.45%	0.43%	0.54%
Total commercial loans	0.22%	0.26%	0.37%	0.33%	0.36%	0.26%	0.24%	0.31%
Residential real estate	0.07%	0.04%	0.04%	0.03%	0.07%	0.10%	0.05%	0.08%
Home equity	0.16%	0.21%	0.29%	0.09%	0.26%	0.19%	0.19%	0.22%
Indirect auto	0.33%	0.52%	0.33%	0.23%	0.23%	0.15%	0.42%	0.19%
Credit cards	3.80%	3.88%	3.93%	1.68%	0.26%	0.34%	3.84%	0.30%
Other consumer	1.65%	2.74%	2.80%	2.59%	1.91%	2.44%	2.20%	2.17%
Total consumer loans	0.45%	0.57%	0.56%	0.33%	0.27%	0.28%	0.51%	0.27%
Total loans	0.30%	0.36%	0.43%	0.33%	0.33%	0.27%	0.33%	0.30%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 55,945	$ 41,296	$ 53,395	$ 51,302	$ 59,624	$ 49,953	$ 55,945	$ 59,624
Commercial business	32,861	35,335	42,013	35,854	44,658	47,523	32,861	44,658
Residential real estate	33,870	32,736	31,478	31,312	29,667	28,455	33,870	29,667
Home equity	19,429	19,516	18,426	15,709	14,601	14,270	19,429	14,601
Indirect auto	9,821	7,943	6,274	5,129	3,276	2,426	9,821	3,276
Other consumer	5,037	5,216	5,838	5,538	2,818	3,018	5,037	2,818
Total originated nonperforming loans	156,963	142,042	157,424	144,844	154,644	145,645	156,963	154,644
Total acquired nonperforming loans(2)	32,488	30,617	30,088	30,388	27,556	27,678	32,488	27,556
Total nonperforming loans	189,451	172,659	187,512	175,232	182,200	173,323	189,451	182,200
Real estate owned	24,270	25,466	24,788	24,262	8,144	10,816	24,270	8,144
Total nonperforming assets	$ 213,721	$ 198,125	$ 212,300	$ 199,494	$ 190,344	$ 184,139	$ 213,721	$ 190,344

Accruing troubled debt restructurings (TDR)	$ 80,214	$ 56,038	$ 52,263	$ 69,877	$ 69,892	$ 64,311	$ 80,214	$ 69,892
Loans 90 days past due still accruing(3)	112,718	119,134	113,212	136,248	167,560	172,062	112,718	167,560
Total classified loans(4)	661,699	667,327	663,700	648,235	701,104	720,197	661,699	701,104
Total criticized loans(5)	$ 1,072,133	$ 1,075,523	$ 985,019	$ 977,798	$ 1,012,305	$ 1,044,874	$ 1,072,133	$ 1,012,305

Total nonperforming loans to loans	0.85%	0.79%	0.87%	0.83%	0.89%	0.87%	0.85%	0.89%
Total nonperforming originated loans to originated loans(1)	0.86%	0.82%	0.93%	0.89%	1.02%	1.03%	0.86%	1.02%
Total nonperforming assets to loans and real estate owned	0.96%	0.91%	0.99%	0.94%	0.93%	0.92%	0.96%	0.93%
Total nonperforming assets to assets	0.55%	0.52%	0.56%	0.53%	0.51%	0.50%	0.55%	0.51%
Allowance to nonperforming loans	118.0%	124.5%	111.6%	113.0%	100.8%	99.2%	118.0%	100.8%

Originated loans(1)	$ 18,196,302	$ 17,388,542	$ 16,922,161	$ 16,211,505	$ 15,102,336	$ 14,100,190	$ 18,196,302	$ 15,102,336
Acquired loans(6)	4,254,750	4,475,593	4,642,775	5,006,753	5,581,651	6,083,912	4,254,750	5,581,651
Credit related discount on acquired loans(7)	(105,233)	(113,295)	(125,283)	(129,187)	(140,805)	(148,883)	(105,233)	(140,805)
Total Loans	$ 22,345,819	$ 21,750,840	$ 21,439,653	$ 21,089,071	$ 20,543,182	$ 20,035,219	$ 22,345,819	$ 20,543,182

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2013.
(5) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(7) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2014		2013
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
First Niagara Financial Group, Inc. capital ratios:
Tier 1 risk based capital	9.57%	9.62%	9.56%	9.45%	9.41%	9.45%
Tier 1 common capital(1)	7.92%	7.92%	7.86%	7.72%	7.65%	7.64%
Total risk based capital	11.53%	11.60%	11.53%	11.40%	11.35%	11.38%
Leverage	7.33%	7.28%	7.26%	7.14%	7.01%	6.92%
Equity to assets	13.15%	13.23%	13.27%	13.22%	13.20%	13.43%
Tangible common equity to tangible assets(1)	6.13%	6.07%	6.02%	5.89%	5.80%	5.95%
Total risk weighted assets(2)	$ 27,314	$ 26,639	$ 26,412	$ 26,078	$ 25,564	$ 24,949

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	10.18%	10.22%	10.15%	10.08%	10.08%	10.15%
Total risk based capital	11.05%	11.08%	10.99%	10.89%	10.85%	10.89%
Leverage	7.79%	7.74%	7.70%	7.61%	7.50%	7.43%
Total risk weighted assets(2)	$ 27,273	$ 26,597	$ 26,365	$ 26,037	$ 25,520	$ 24,933

Number of branches	411	411	421	422	422	427
Full time equivalent employees	5,874	5,750	5,807	5,788	5,779	5,875

Share information and per share metrics:
Common shares outstanding	355,483	354,127	353,941	353,973	353,932	353,008
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	10,519	11,875	12,061	12,029	12,070	12,994
Market price (NASDAQ: FNFG):	$ 8.74	$ 9.45	$ 10.62	$ 10.37	$ 10.07	$ 8.86
Book value per common share(3)	13.53	13.40	13.31	13.15	13.06	13.19
Tangible book value per common share(1)(3)	6.31	6.15	6.04	5.86	5.74	5.84
Price/Book	64.60%	70.52%	79.79%	78.86%	77.11%	67.17%
Price/Tangible book(1)	138.51%	153.66%	175.83%	176.96%	175.44%	151.71%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	42.11%	53.33%	40.00%	40.00%	44.44%	47.06%
Dividend yield (annualized)	3.67%	3.43%	2.99%	3.06%	3.19%	3.66%

(1) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(2) Represents an estimate of total risk weighted assets as of June 30, 2014. All preceding quarters represent actual calculated balances.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2014		2013				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.19	$ 0.17	$ 0.20	$ 0.20	$ 0.18	$ 0.17	$ 0.36	$ 0.35
Earnings per diluted share	0.19	0.17	0.20	0.20	0.18	0.17	0.36	0.35
Weighted average shares outstanding - basic(2)	350,229	349,906	349,718	349,653	349,542	349,278	350,068	349,411
Weighted average shares outstanding - diluted(2)	351,541	351,408	350,699	350,896	350,384	349,999	351,448	350,150
Noninterest income as a percentage of net revenue(3)	22.93%	22.08%	24.17%	24.78%	26.18%	25.13%	22.51%	25.66%
Pre-tax, pre-provision income	108,554	109,091	142,442	137,769	129,819	117,776	217,645	247,595
Pre-tax, pre-provision income per diluted share	0.31	0.31	0.41	0.39	0.37	0.34	0.62	0.71
Pre-tax, pre-provision return on average assets	1.14%	1.17%	1.51%	1.47%	1.41%	1.30%	1.16%	1.35%
Net interest margin(4)	3.26%	3.33%	3.41%	3.40%	3.36%	3.39%	3.30%	3.38%
Interest yield on average loans(4)	3.89%	3.98%	4.04%	4.14%	4.19%	4.25%	3.94%	4.21%
Rate paid on interest-bearing liabilities	0.44%	0.44%	0.43%	0.43%	0.43%	0.44%	0.44%	0.44%
Efficiency ratio	69.22%	68.60%	61.46%	62.66%	64.43%	66.86%	68.91%	65.63%
Effective tax rate	14.0%	19.6%	29.7%	28.2%	32.0%	31.0%	16.7%	31.5%
Return on average assets	0.77%	0.73%	0.82%	0.85%	0.77%	0.74%	0.75%	0.76%
Return on average equity	5.84%	5.46%	6.18%	6.37%	5.72%	5.50%	5.65%	5.61%
Return on average tangible equity(5)	11.68%	11.02%	12.64%	13.20%	11.75%	11.62%	11.35%	11.69%
Return on average common equity	5.62%	5.20%	5.99%	6.18%	5.48%	5.24%	5.41%	5.36%
Return on average tangible common equity(6)	12.10%	11.33%	13.25%	13.92%	12.21%	12.05%	11.72%	12.13%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 244,115	$ 238,380	$ 227,148	$ 231,193	$ 235,170	$ 237,666	$ 482,495	$ 472,836
Restructuring charges	--	10,356	--	--	--	--	10,356	--
Total reported noninterest expense (GAAP)	$ 244,115	$ 248,736	$ 227,148	$ 231,193	$ 235,170	$ 237,666	$ 492,851	$ 472,836

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 73,785	$ 67,789	$ 77,690	$ 79,143	$ 71,134	$ 67,285	$ 141,574	$ 138,419
Nonoperating income and expenses, net of tax:
Restructuring charges	--	8,345	--	--	--	--	8,345	--
Total nonoperating expenses, net of tax	--	8,345	--	--	--	--	8,345	--
Net income (GAAP)	$ 73,785	$ 59,444	$ 77,690	$ 79,143	$ 71,134	$ 67,285	$ 133,229	$ 138,419

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 66,238	$ 60,242	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 126,480	$ 123,325
Nonoperating income and expenses, net of tax:
Restructuring charges	--	8,345	--	--	--	--	8,345	--
Total nonoperating income and expenses, net of tax	--	8,345	--	--	--	--	8,345	--
Net income available to common stockholders (GAAP)	$ 66,238	$ 51,897	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 118,135	$ 123,325

Computation of pre-tax, pre-provision income:
Net interest income	$ 271,812	$ 270,747	$ 280,278	$ 277,540	$ 269,443	$ 266,130	$ 542,559	$ 535,573
Noninterest income	80,857	76,724	89,312	91,422	95,546	89,312	157,581	184,858
Noninterest expense	(244,115)	(248,736)	(227,148)	(231,193)	(235,170)	(237,666)	(492,851)	(472,836)
Pre-tax, pre-provision income (GAAP)	108,554	98,735	142,442	137,769	129,819	117,776	207,289	247,595
Add back: non-operating noninterest expenses (1)	--	10,356	--	--	--	--	10,356	--
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 108,554	$ 109,091	$ 142,442	$ 137,769	$ 129,819	$ 117,776	$ 217,645	$ 247,595

(1) Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2014		2013				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Computation of Ending Tangible Assets:
Total assets	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541	$ 37,149,727	$ 36,844,561	$ 38,624,752	$ 37,149,727
Less: Goodwill and other intangibles	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(2,557,560)	(2,567,681)	(2,528,481)	(2,557,560)
Tangible assets	$ 36,096,271	$ 35,455,173	$ 35,085,579	$ 34,790,610	$ 34,592,167	$ 34,276,880	$ 36,096,271	$ 34,592,167

Computation of Average Tangible Assets:
Total assets	$ 38,211,808	$ 37,747,869	$ 37,378,780	$ 37,093,236	$ 36,982,893	$ 36,807,221	$ 37,981,120	$ 36,895,542
Less: Goodwill and other intangibles	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,561,507)	(2,609,409)	(2,535,232)	(2,585,326)
Tangible assets	$ 35,680,196	$ 35,208,978	$ 34,832,749	$ 34,539,589	$ 34,421,386	$ 34,197,812	$ 35,445,888	$ 34,310,216

Computation of Ending Tangible Equity:
Total stockholders' equity	$ 5,078,818	$ 5,026,219	$ 4,993,353	$ 4,938,197	$ 4,902,744	$ 4,946,673	$ 5,078,818	$ 4,902,744
Less: Goodwill and other intangibles	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(2,557,560)	(2,567,681)	(2,528,481)	(2,557,560)
Tangible equity	$ 2,550,337	$ 2,490,948	$ 2,450,570	$ 2,388,266	$ 2,345,184	$ 2,378,992	$ 2,550,337	$ 2,345,184

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 5,078,818	$ 5,026,219	$ 4,993,353	$ 4,938,197	$ 4,902,744	$ 4,946,673	$ 5,078,818	$ 4,902,744
Less: Goodwill and other intangibles	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(2,557,560)	(2,567,681)	(2,528,481)	(2,557,560)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,212,335	$ 2,152,946	$ 2,112,568	$ 2,050,264	$ 2,007,182	$ 2,040,990	$ 2,212,335	$ 2,007,182

Computation of Average Tangible Equity:
Total stockholders' equity	$ 5,065,008	$ 5,034,093	$ 4,984,003	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 5,049,636	$ 4,973,789
Less: Goodwill and other intangibles	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,561,507)	(2,609,409)	(2,535,232)	(2,585,326)
Tangible equity	$ 2,533,396	$ 2,495,202	$ 2,437,972	$ 2,379,302	$ 2,427,499	$ 2,348,993	$ 2,514,404	$ 2,388,463

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 5,065,008	$ 5,034,093	$ 4,984,003	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 5,049,636	$ 4,973,789
Less: Goodwill and other intangibles	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,561,507)	(2,609,409)	(2,535,232)	(2,585,326)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,195,394	$ 2,157,200	$ 2,099,970	$ 2,041,300	$ 2,089,497	$ 2,010,991	$ 2,176,402	$ 2,050,461

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,613,584	$ 2,562,261	$ 2,525,656	$ 2,464,801	$ 2,406,473	$ 2,356,763	$ 2,613,584	$ 2,406,473
Less: Qualifying restricted core capital elements	(113,330)	(113,107)	(112,886)	(112,667)	(112,449)	(112,236)	(113,330)	(112,449)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tier 1 common capital (Non-GAAP)	$ 2,162,252	$ 2,111,152	$ 2,074,768	$ 2,014,132	$ 1,956,022	$ 1,906,525	$ 2,162,252	$ 1,956,022
CONTACT: First Niagara Contacts

         Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com